Westlake Chemical Corporation Westlake Adds to Downstream Integration and Sustainable Products Through Acquisition of Hexion’s Epoxy Business November 24, 2021 Exhibit 99.2

Westlake’s Acquisition of Hexion Epoxy Adds A New Growth Platform With Sustainable Applications Epoxies expand Westlake’s integrated materials business into attractive global high-growth, innovative, and sustainably oriented end-use products including: wind turbine blades, EV automotive light weighting, aerospace and consumer coating applications Hexion epoxy is a global leader with strong positions across all key applications Highly innovative with majority of business in specialty areas of epoxy Leading positions: #1 in wind energy globally, #2 in aviation in Europe, and #2 in automotive In North America Significant global scale with 8 manufacturing sites and 5 R&D labs across 3 continents with 330 patents and TTM Revenue of $1.5 billion(1) The acquisition of Hexion’s epoxy business enhances Westlake’s chloralkali and olefins vertical integration strategy bringing attractive growth and synergy opportunities Transaction expected to close in the first half of 2022 Transaction expected to be accretive in the first year of combined operations (1) TTM: trailing twelve months as of Sept 30, 2021

Hexion Epoxy Transaction Overview Business, Structure and Consideration An industry leader in the manufacturing and development of specialty resins, coatings and composites for a variety of industries, including high-growth end-uses such as wind turbine blades and automotive & aviation structural components Employs approximately 1,350 persons across 8 manufacturing sites and 5 R&D labs across 3 continents in Asia, Europe, and the United States Trailing twelve months revenue of approximately $1.5 billion as of September 30, 2021 $1.2 Billion purchase price, subject to customary adjustments Funded by Available Cash on Hand Acquisition utilizes Westlake’s strong cash position with no debt financing anticipated to fund purchase price Westlake expects to maintain strong investment grade credit metrics post-acquisition Transaction Closing Transaction subject to customary closing conditions, including regulatory approvals Transaction expected to close in the first half of 2022

Major Applications for Epoxy Resins Global Markets Global Industry Sales Source IHSM

Hexion Epoxy Overview Global integrated manufacturing footprint from epoxy raw materials through customized specialty products in attractively growing end products and international markets Utilizes differentiated technology driven by a focus on R&D and new product development with a growing focus on ESG and sustainability oriented products Leading specialty resins, coatings and composites positions with global diversification and attractive applications Downstream specialized epoxy business represents majority of revenue with superior process technology and product innovation and leading positions in wind energy and light weighting for aviation and automotive Upstream epoxy resin business fully integrated with leading positions in liquid epoxy resins and BPA

Hexion Epoxy a Global Leader with Strong Positions Across All Applications Epoxy operating rates are expected to increase over the next decade driven by increasing demand and limited capacity additions; fastest growing markets are composites, electrical applications, and adhesives Segment Sales by Sector Key End Markets Leadership Position Hexion Epoxy Differentiation Downstream Specialty Epoxy Upstream Epoxy Resin Wind Aero Auto BPA LER 1st 2nd 2nd 2nd 2nd Global Europe North America North America Europe North America Comprehensive product suite Leading product innovation Superior process technology Only combined BPA / BPF unit Critical certified supplier Fully integrated player Flexible supply chain Fully integrated player Critical supplier

Westlake Key Value Creation from Hexion Epoxy Acquisition Expands Westlake into new attractive platforms in specialty resins, coatings, and composites serving high-growth, innovative, and sustainability oriented end-uses including wind energy and light weight automotive components and coatings Enhances downward integration in Westlake’s chloralkali and olefins chemicals businesses Combination builds on Westlake’s history of strategic growth, vertical integration, and successful acquisition integration and capture of cost and revenue synergies Hexion Epoxy has highly attractive business operations with leading product positions, specialty focus, broad product offerings across all epoxy end-uses, and integrated global operations with R&D led innovation 1 2 3 4 5 Utilizes Westlake’s strong investment grade balance sheet and cash position with purchase price expected to be fully funded from existing cash on hand

Safe Harbor Language Investor Relations Contacts Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer The statements in this presentation that are not historical statements, including statements regarding the integration of Hexion’s epoxy business, the expected benefits of the proposed transaction, including expected synergies and accretion to earnings, the expected timing of closing and whether required regulatory approval will be obtained, the expected sources of financing the proposed transaction, and the expectation that Westlake will maintain its investment grade rating, are forward-looking statements within the meaning of the US securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond Westlake’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise may not occur; the risk that regulatory approval is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating Hexion’s operations and the ultimate outcome of Westlake’s operating efficiencies applied to Hexion’s products and services; the effects of the proposed transaction, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Westlake to realize such synergies and other benefits; results of litigation, settlements, and investigations; and other risks and uncertainties described in Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission (“SEC”) in February 2021, Westlake’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC in November 2021, recent Current Reports on Form 8-K, and Westlake’s other SEC filings. These filings also discuss some of the important risk factors that may affect Westlake’s business, results of operations and financial condition. Westlake undertakes no obligation to revise or update publicly any forward-looking statements for any reason.